UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, Christina Calabrese was appointed as Vice President, Controller and Chief Accounting Officer of Smart Balance, Inc. (the “Company”). In that capacity, Ms. Calabrese will serve as the Company’s principal accounting officer.

Ms. Calabrese, age 39, most recently served as the Senior Director of Financial Reporting, Accounting Policies and Investor Relations at The Hertz Corporation, where she worked from October 2004 until March 2012. Prior to joining The Hertz Corporation, Ms. Calabrese spent seven years at Ernst & Young, including five years in the audit and assurance group, where she held positions of increasing responsibility. Ms. Calabrese is a certified public accountant and holds a bachelor’s degree in accounting from Montclair State University.

In connection with her appointment, Ms. Calabrese was granted 100,000 stock options under the Second Amended and Restated Smart Balance, Inc. Stock and Awards Plan, which will vest in four equal annual installments beginning on March 30, 2013.

With the appointment of Ms. Calabrese, Christine Sacco, the Chief Financial Officer of the Company, will no longer serve as the Company’s interim principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2012	SMART BALANCE, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer